As filed with the Securities and Exchange Commission on January 11, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hometown International, Inc.

(Exact name of registrant as specified in its Charter)

Nevada	5411	46-5705488
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

25 E. Grant Street

Woodstown, NJ 08098

(856)759-9034

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

VCorp Services, LLC

c/o Hometown International, Inc.

1645 Village Center Circle, Suite 170

Las Vegas, Nevada 89134

(707) 525-9900

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Offering Price	Amount of Registration Fee
common stock, par value $0.0001 per share (the “Common Stock”)	242,340	$0.75	181,755	$18.30
Common stock, par value $0.0001 per share, issuable pursuant to the exercise of warrants issued to the selling shareholders	484,680	$0.75	363,510	$36.61
TOTAL	727,020		545,265	$54.91(3)

(1) This registration statement covers the resale by our selling shareholders of up to 242,340 shares of Common Stock and 484,680 shares of Common Stock underlying certain warrants previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. As of the date of this registration statement, we plan to engage with a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our Common Stock quoted on OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON ____________

HOMETOWN INTERNATIONAL, INC.

727,020 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. This prospectus is to be used by the selling shareholders in connection with a potential resale of up to an aggregate of 727,020 shares of the Company's Common Stock consisting of (i) 242,340 shares of Common Stock and (ii) 484,680 shares of Common Stock issuable upon exercise of warrants (the “Warrant”) for an exercise price of $2.50 that expires on July 31, 2017. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus. We could, however, receive up to $1,211,700 in the event the Warrants are exercised for cash, notwithstanding that such Warrants have a cashless exercise feature. We expect that it will be economically viable for and in the best interest of the Warrant holders to exercise their Warrants once the price of our common stock trade above the exercise price of the Warrant, or at $2.50 per share.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.75 per share until our Common Stock is quoted on the OTCQB and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA. We have agreed to bear the expenses relating to the registration of the shares of the selling shareholders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________________.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Hometown International” “Company,” “we,” “us” and “our”, “our company” refer to Hometown International,, Inc.

Overview

Incorporated on May 19, 2014 under the laws of the State of Nevada, Hometown International, Inc. is the originator of a new Delicatessen concept. Through its wholly-owned subsidiary, Your Hometown Deli Limited Liability Company (“Your Hometown Deli”), the Company intends to operate delicatessen stores that feature “home-style” sandwiches and other entrees in a casual and friendly atmosphere. The stores are planned to be designed to offer local patrons of all ages with a comfortable community gathering places. Targeted towards smaller towns and communities, the Company’s first unit is planned to be built in Paulsboro, New Jersey.

On January 18, 2014, Your Hometwon Deli, LLC. was formed under the laws of State of New Jersey. On May 29, 2014, Your Hometown Deli, LLC, entered into a Membership Interest Purchase Agreement with Hometown International, Inc and is now a wholly-owned subsidiary of Hometown International. The Company intends to introduce the delicatessen concept under the Your Hometown Deli brand name. Based on the Paulsboro unit’s performance, the Company may consider expanding the concept to other communities throughout the United States.

As of the date of this registration statement, we closed a Regulation D Rule 506 offering in which we offered up to 300,000 units (the “Units”), consisting of one (1) share of Common Stock and two (2) warrants each to purchase one (1) share of Common Stock at an exercise price of $2.50 per share. The Units were offered at a price of $0.75 per Unit and there was no minimum subscription requirement for the investors. As of the date of this registration statement, we sold 242,340 Units and therefore we could receive up to $1,211,700 in the event the Warrants are exercised for cash, notwithstanding that such Warrants have a cashless exercise feature. We expect that it will be economically viable for and in the best interest of the Warrant holders to exercise their Warrants once the price of our common stock trade above the exercise price of the Warrant, or at $2.50 per share.

As of the date of this registration statement, we have begun generating revenue from the sales of our food and beverage since our soft opening in mid-October. Besides the equipment, fixtures, and inventories we purchased for our deli store, we have limited assets. We had minimal working capital as of the date of this registration statement and used cash in operating activities for the reporting period then ended. These factors raise substantial doubt from our auditor about our ability to continue as a going concern.

As reflected in the financial statements, the Company used cash in operations of $91,641 and has a net loss of $133,050 for the nine months ended September 30, 2015. In addition, September 30, 2015, the Company did not generate any revenues from inception. These factors raise substantial doubt from our auditor about our ability to continue as a going concern as of September 30, 2015. It is, however, our belief that the completion of the above described offering will provide our Company with sufficient capital resource to continue our business for the next twelve (12) months. We have also begun generating revenue since our soft opening in mid-October, 2015. However, while we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect and our cash position may not be sufficient to support our daily operations. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to our company.

Where You Can Find Us

The Company's principal executive office and mailing address is 25 E. Grant Street Woodstown, NJ 08098. Our Company’s principal telephone number is (856)759-9034.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Common stock offered by selling security holders	727,020 shares of Common Stock. This number represents approximately 13.33% of our current outstanding Common Stock*.
Common stock outstanding before the offering	5,242,340 shares of Common Stock**.

Common stock outstanding after the offering	5,242,340 shares of Common Stock**.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.75 per share for the duration of the offering.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	There is currently no trading market for our Common Stock. We intend to apply soon for quotation on the OTCQB. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds

We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus. We could, however, receive up to $1,211,700 in the event the Warrants are exercised for cash (notwithstanding that such Warrants have a cashless exercise feature). We will use the proceeds from the exercise of the Warrants for general corporate purposes, which may include, among other things, our working capital needs and other general corporate purposes. However, there is no guarantee that any of the warrants will be exercised.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 2.

* On a fully-diluted basis

** Does not include Common Stock underlying any convertible notes, warrant or option, including ones offered in this registration statement.

RISK FACTORS

The shares of our Common Stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the Common Stock. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this registration statement. Before purchasing any of the shares of Common Stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock.

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Risks Related to Our Business

LIMITED OPERATING HISTORY

The founders of the Company began developing its delicatessen concept in late 2013. The Company operates its business through its wholly-owned subsidiary, Your Hometown Deli, LLC, which was formed on January 18, 2014 and its physical restaurant location that opened for business in mid-October of 2015. The Company has had limited operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company’s programs, implementing the corporate infrastructure to support operations at the levels called for by the Company’s business plan, executing a successful sales and marketing plan to attain significant penetration of the delicatessen market or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

OUR AUDITOR’S SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

We had minimal working capital as of the date of this registration statement and used cash in operating activities for the reporting period then ended. These factors raise substantial doubt from our auditor about the Company’s ability to continue as a going concern.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate sufficient revenue and in its ability to raise additional funds.

DIFFICULTIES IN ESTABLISHING A NEW BRAND

The Company’s business strategy is to develop the Your Hometown Deli brand name as a respected brand in the Delicatessen Industry. The marketing of retail food establishments is highly dependent on creating favorable consumer perception through well-orchestrated marketing and advertising. The Company has little advertising experience, having expended no capital on such activities to date. Many of Company’s competitors have significantly greater advertising resources/experience and enjoy well-established brand names. There can be no assurance that the Company’s initial advertising and promotional activities will be successful in creating the desired consumer perception.

DIFFICULTIES ENTERING INTO NEW OR MODIFIED ARRANGEMENTS WITH FUTURE SUPPLIERS OR SERVICE PROVIDERS

As we opened our physical location in mid-October, 2015, we currently plan to enter into contractual arrangements with various suppliers and service providers that could provide us with the products that can cater to the taste of our customers. We may encounter difficulties in negotiating pricing or other terms that are favorable to our business or able to fit into our financial budget. Our inability to enter into agreements on favorable terms may have an adverse effect on our business and operating results. We currently, however, do not have any contractual relationship with any of such suppliers or service providers and anticipate to face this risk when we open our deli.

COMPETITIONS IN THE INDUSTRY

The delicatessen industry is highly competitive. Potential customers have many choices to purchase food items, including supermarkets, convenience stores, nationally franchised and locally owned and operated food-related establishments. Many competing businesses are well funded and have a national presence. Competition includes other non-delicatessen food service concepts, including other fast food, Italian dining, pizza, Asian, burgers, and cooking/eating at home. Because of the high number of consumer alternatives, there is risk that consumer acceptance of the Deli concept will be low, which will have a materially adverse effect on the Company. Competition can negatively affect product selling prices which in turn could negatively affect profitability. The industry is dynamic with many businesses entering or exiting the market over time. Such changes in competition could also have a materially adverse effect on the Company.

LIMITED EXPERIENCE IN OPERATING A DELICATESSEN

The Company has limited experience operating in the delicatessen, grocery or restaurant businesses. Retail food-related establishments are complex businesses that require experienced management supervision to perform satisfactorily. While the Company anticipates hiring qualified and experienced managers as employees, it is possible that qualified employees will not be hired. There is also no assurance that employees will perform to Company needs and expectations. The Company will be highly dependent on the employees it hires. If managers and other employees are not available or do not perform satisfactorily, it could have a material adverse effect on the Company’s financial performance.

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ADVERSE EFFECT OF INCREASE IN LABOR COSTS

Labor costs are significant percentage of delicatessen operating expenses and failure to control these costs could have a material adverse effect on the Company. The management has limited experience controlling labor costs in this industry. Once our deli is launched, out management’s ability to control labor costs depends on many factors, including experience, local labor markets, and the productivity of individual employees.

CHANGES IN CONSUMER TASTES AND SPENDING HABIT

Our success depends, in part, upon the popularity of our products and our ability to develop new menu items that appeal to consumers. Shifts in consumer taste away from our current menu items, our inability to develop new menu items that appeal to consumers’ new preference, or changes in our menu that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, after the opening of our deli and once we begin to generate revenue from our operations, we may experience declines in sales during economic downturns or during periods of uncertainty. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

ADVERSE EFFECT OF DISRUPTIONS TO OUR SUPPLY CHAIN

We rely on ingredients provided by certain third-party vendors and suppliers. Accordingly, we are particularly susceptible to risks related to these suppliers, including their continued ability to maintain sufficient production of our key ingredients, to supply ingredients that meet our quality standards, and the risk of delivery disruptions that could arise due to a number of factors including adverse weather, traffic conditions and mechanical issues related to their delivery trucks. Our dependence on consistent deliveries to our principal business office by suppliers and vendors could encounter the risks of shortages, supply interruptions and/or the need to quickly seek alternative suppliers at higher prices, all of which could adversely impact our operations. There are many factors which could cause shortages or interruptions in the supply of our key ingredients, including weather, unanticipated demand, labor, production or distribution problems, quality issues and cost, and the financial health of our suppliers, most of which are beyond our control, and which could have an adverse effect on our business and results of operations.

FLUCTUATIONS IN FOOD AND SUPPLY COSTS

Supplies and prices of the various products that we plan to use to prepare our food offerings can be affected by a variety of factors, such as weather, seasonal fluctuations, demand, politics and economics in the producing countries, and such prices may fluctuate. An increase in pricing of any ingredient that is used in our future offering could result in an increase in costs from our future suppliers, and we may not be able to increase prices to cover increased costs which would have an adverse effect on our operating results and profitability.

POTENTIAL RISKS INVOLVING FOOD SAFETY AND HEALTH ISSUES

Food service businesses, such as delicatessen, can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, illness, injury or other health concerns or operating issues. Such allegations may negatively affect our reputation, regardless of whether the allegations are true, by discouraging customers from purchasing our products. We could also incur significant litigation costs or liabilities in connection with a lawsuit or claim against us.

FAILURE TO COMPLY WITH GOVERNMENTAL LAWS OR REGULATIONS

In connection with the operation of our business, we are subject to extensive federal, state and local laws and regulations, including those related to:

•	nutritional content labeling and disclosure requirements;

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•	management and protection of the personal data of our employees and customers;

•	sales tax; and

•	various federal, state and local laws relating to, among other things, business, health, food safety codes.

These laws and regulations are complex, which complicates monitoring and compliance. As a result, regulatory risks are inherent in our operations. We may experience material difficulties or failures with respect to compliance with these laws and regulations in the future. Our failure to comply with these laws and regulations could result in litigation, fines, penalties, judgments or other sanctions, any of which could adversely affect our business, operations and reputation.

SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We may not have sufficient insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

DEPENDENCE ON KEY PERSONNEL

The Company will be dependent on several key members of its management and operations teams for the foreseeable future. In particular, the Company is dependent on Paul F. Morina, President and Christina Lindenmuth, Vice President. The loss of the services from any of key personnel could have a material adverse effect on the operations and prospects of the Company. At this time, the Company has no employment agreements with any of these individuals, though it is contemplated that the Company may enter into such agreements with certain of its key employees on terms and conditions usual and customary for its industry. The Company does not currently have any "key man" life insurance on any of its employees.

OUR OFFICERS’ AND DIRECTORS’ SIGNIFICANT CONTROL OVER THE COMPANY

As of the date of this registration statement, our officers and directors, Paul F. Morina and Christina Lindenmuth, beneficially own approximately 95.50% of our Common Stock and are able to exercise control over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. Our directors will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in Company’s best interest.

OUR DIRECTORS’ AND OFFICERS’ POTENTIAL CONFLICT OF INTEREST

From time to time, because our officers and directors, Paul F. Morina and Christina Lindenmuth, have significant control over the Company, there may be conflict of interest between their personal interest and that of the Company for matters such as setting the level of their compensation. In the event that our officers and directors make decisions in favor of their personal interest, this potential conflict of interest may have an adverse effect on our business and results of operations.

NEED FOR FINANCING

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we will need to seek additional financing through future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our shareholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

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ADVERSE EFFECT TO YOUR INTEREST UPON ADDITIONAL FINANCING

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of our company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of her fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

DISRUPTIONS IN THE NATIONAL AND GLOBAL ECONOMIES

Disruptions in the United States national and global economies may result in high unemployment rates and declines in consumer confidence and spending. If such conditions occur, they may result in significant declines in the retail industry, which could directly affect the demand of our products. There can be no assurance that government responses to the disruptions will be able to restore investor confidence. Disruptions in the national and global economies therefore may adversely impact our revenues, results of operations, business and financial condition.

Risks Related to Our Common Stock

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY

The securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

NO PUBLIC TRADING MARKET

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

NOT LIKELY TO PAY DIVIDENDS

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

WILL BE SUBJECT NOW AND IN THE FUTURE TO THE SEC’S “PENNY STOCK” RULES

We will be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

COSTS TO COMPLY WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including but not limited to requirements under the Sarbanes-Oxley Act of 2002. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

MANAGEMENT’S LACK OF PUBLIC COMPANY EXPERIENCE

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions. Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders. We could, however, receive up to $1,211,700 in the event that the Warrants are exercised for cash (notwithstanding that such Warrants have a cashless exercise feature). We will use the proceeds from the exercise of the Warrants for general corporate purposes, which may include, among other things, our working capital needs and other general corporate purposes. However, there is no guarantee that any of the Warrants will be exercised. We could, however, receive up to $1,211,700 in the event the Warrants are exercised for cash, notwithstanding that such Warrants have a cashless exercise feature. We expect that it will be economically viable for and in the best interest of the Warrant holders to exercise their Warrants once the price of our common stock trade above the exercise price of the Warrant, or at $2.50 per share.

DETERMINATION OF OFFERING PRICE

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was determined by the price of the Common Stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D sold promulgated under the Securities Act. The investors in the private placement received Units consisting of one share of common stock and two warrants to purchase shares of common stock for $0.75 per unit.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. As of the date of this registration statement, we plan to engage with certain market maker to file an application with FINRA to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Common Stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders. In the event that the 484,680 shares underlying the Warrants being offered in this prospectus are exercised into Common Stock, as the case may be, the current common shares outstanding will be diluted by up to approximately 8.47%.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Common Stock will be quoted on the OTCQB or, if quoted, that a public market will materialize.

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Holders of Capital Stock

As of the date of this registration statement, we had thirty-six (36) holders of our Common Stock.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

DESCRIPTION OF BUSINESS

Hometown International, Inc. (the "Company”) is the originator of a new “Delicatessen” concept called “Your Hometown Deli.” Your Hometown Delis plan to feature “home-style” sandwiches, food items, and groceries in a casual and friendly atmosphere. Your Hometown Delis are designed to be comfortable community gathering places for customers of all ages. The Company seeks to create an establishment that will appeal to local residents and commuting workers, conveniently offering high-quality products at fair prices.

The Your Hometown Deli Concept

Your Hometown Deli is a delicatessen concept that will focus on providing high-quality food products not available in local supermarkets or take-out restaurants. The delicatessen concept has a worldwide history with the term first appearing in the English language in 1889. The word “delicatessen” originates in the German language and means "delicacies" or “fine foods.” Delicatessens vary throughout the world, but in the United States a delicatessen (or “deli”) is a small retail store that is a blend of a grocery and a fast-food restaurant.

The Company’s Your Hometown Deli concept will be patterned after traditional delicatessens, offering a wider and fresher menu than found at fast-food restaurants. Sandwiches and green salads will be made fresh to order. Like many delis, Your Hometown Deli intends to serve some hot foods kept on a steam table, similar to a cafeteria. In addition to ready-to-eat food, the Your Hometown Deli plans to sell cold cuts by weight. A wide variety of beverages are also expected to be sold together with potato chips and similar products.

In addition to the lunch items, Your Hometown Deli plans to offer a number of additional items geared toward the breakfast crowd. Newspapers, limited household items and small snack items, such as candy, cookies and chewing gums are planned to be available for purchase. Your Hometown Delis are expected to provide take-out service and limited seating in the store.

Products

Your Hometown Deli will provide sandwiches, soups, salads, deli meats/cheeses, hot/cold drinks, fresh breads/rolls and small retail items for cooking, baking, and home use. Salads will include made-to-order green salads, prepared pasta, potato, chicken, or other variety of "wet" salads. Breakfast products will include baked goods (breakfast pastries, bagels, toast), yogurt, and hot breakfast sandwiches. Fresh coffee, tea and other hot and cold beverages will also be available for purchase.

Strategy

The Company’s business strategy is to create a food-centered social environment within the local community that offers higher-quality prepared food and ingredients than is typically found locally. Company management believes that broader market trends and certain locality-specific attributes support this strategy. The average American eats out 4-5 times a week and according to the United States Department of Labor. Management of the Company believes the increased popularity of eating out in the United States is a social trend that is likely to continue in the future. In addition, Management will select Your Hometown Deli locations that appear to support this strategy.

Location

The Company’s first unit will be located in Paulsboro, a borough in Gloucester County, New Jersey that was founded in 1904. Paulsboro is located directly across the Delaware River from the city of Philadelphia and the Philadelphia airport. The Your Hometown Deli will be located on a property in the commercial area of downtown Paulsboro that has two buildings. The front building will be the location of the new Your Hometown Deli as well as the local Conrail offices. The rear building is used throughout the week as a practice facility by the local wrestling club and other sports groups. Paulsboro has a national reputation for its wrestling activities and one of the Company’s founders is a leader in the sport of wrestling.

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The borough of Paulsboro is undergoing a redevelopment phase from a petroleum products specialty port into an adaptable “OmniPort” able to handle a diversity of bulk, break bulk cargo and shipping containers. Studies completed in 2012 concluded that the port is well suited to become a center for the manufacturing, assembly, and transport of wind turbines and platforms the development of Atlantic Wind Connection. The port is located approximately one mile from the site of the Your Hometown Deli. The Management believes that hundreds of employees around the area will eventually pass the Your Hometown Deli, the only food establishment on the main commuter route to the Port, in a few months from the opening of the deli.

The Market

The local Paulsboro market is small, but conducive to hosting a Your Hometown Deli. According to the 2010 United States Census, there were 6,097 people and 2,286 households residing in the borough. The median household income was $43,846. The broader Philadelphia Metropolitan Statistical Area is the sixth-largest metropolitan area in the United States with a population to 6.53 million people.

The Company anticipates drawing customers from people living in Paulsboro and the adjacent communities of Greenwich, Clarksboro, and West Deptford, New Jersey. Commuting workers are also anticipated to be customers.

Local students and coaches who frequently use the sports practice facility on the property are another group of potential customers. The practice facility is also home to the “The Monster Factory,” a professional wrestling training and wrestling match promotions organization. In business more than 30 years, the Monster Factory has become “the world’s most famous wrestling school” and has been featured in the Rolling Stone, NewsWeek, and Wall Street Journal. The Company believes that the attendees of Monster Factory wrestling events are potential customers for Your Hometown Deli.

Local competing delicatessen concept stores include Wally’s Grocery & Deli. Other dining and grocery options in the area include locally owned pizzerias, seafood, and fine dining restaurants. Fast food options in the vicinity include McDonalds, Burger King, and Wendy’s. Grocery stores include Wawa, Dollar General, Heritage’s Dairy Stores and Fair Deal Food Market.

Employees

The Company presently has ten employees apart from its officers and directors, Paul F. Morina, President and Christine T. Lindenmuth. Both are currently working for the Company without any compensation. From time to time, the Company may hire more employees based on its business needs and these decisions will be made by the officers if and when appropriate

Sales and Marketing

The Company will rely heavily on word of mouth for its marketing. The Company’s founders have close ties to the community in which the first store will be opened and it is anticipated that these relationships will help the Company’s sales and marketing efforts. A portion of the Company’s marketing budget is allocated to be spent on signage and other forms of local advertising. The Company plans to have a website that describes its offerings, menu, and daily specials and coupons, which are expected to be used to attract new customers and to increase sales. Social media is planned to be used to describe the quality, atmosphere, products, specials, customer opinions and general information about the Your Hometown Deli’s operation. All sales and marketing messages will attempt to describe the unique character of the Your Hometown Deli and its family-oriented style and old-world feel.

Seasonality

We do not have a seasonal business cycle. However, we may offer seasonal food items or adjust our menu items depending on the seasons.

Environmental Matters

Our business currently does not implicate any environmental regulation.

Intellectual Property

We do not hold any patents, trademarks or other registered intellectual property on products relating to our business. However, in addition to our domain name, from time to time, we may apply for patents, trademarks or other registered intellectual property essential to the protection of our brand and success of our business.

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DESCRIPTION OF PROPERTY

The Company’s principal executive office and mailing address is 25 E. Grant Street, Woodstown, NJ 08098. Our telephone number is (856) 759-9034.

On July 1, 2014, the Company entered into a five-year non-cancelable operating lease with Mantua Creek Group, LLC (“Mantua”), a related party, for the store space at 541A Mantua Ave, Paulsbroro, NJ 08066 for a monthly rate of $500. The operating lease agreement was fully executed in September 2015 and Mantua has granted the Company an extension to start paying rent starting on January 1, 2016.

Once our business grows and generates sufficient revenue, we may look to expand our Your Hometown Deli concept and open stores in other locations throughout the United States.

LEGAL PROCEEDINGS

Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, as of the date of this registration statement, we are currently not involved with any such legal proceedings or claims.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

Incorporated on May 19, 2014 under the laws of the State of Nevada, Hometown International, Inc. is the originator of a new Delicatessen concept. Through our wholly-owned subsidiary, Your Hometown Deli Limited Liability Company (“Your Hometown Deli”), we plan to operate delicatessen stores that feature “home-style” sandwiches and other entrees in a casual and friendly atmosphere. The stores are planned to be designed to offer local patrons of all ages with a comfortable community gathering places. Targeted towards smaller towns and communities, the Company’s first unit is planned to be built in Paulsboro, New Jersey.

On January 18, 2014, Your Hometwon Deli, LLC. was formed under the laws of State of New Jersey. On May 29, 2014, Your Hometown Deli, LLC, entered into a Membership Interest Purchase Agreement with our Company and is now a wholly-owned subsidiary of our Company. We intend to introduce the delicatessen concept under the Your Hometown Deli brand name. Based on the Paulsboro unit’s performance, we may consider expanding the concept to other communities throughout the United States.

As of the date of this registration statement, we closed a Regulation D Rule 506 offering in which we offered up to 300,000 units (the “Units”), consisting of one (1) share of Common Stock and two (2) warrants each to purchase one (1) share of Common Stock at an exercise price of $2.50 per share. The Units were offered at a price of $0.75 per Unit and there was no minimum subscription requirement for the investors. As of the date of this registration statement, we sold 242,340 Units and therefore we could receive up to $1,211,700 in the event the Warrants are exercised for cash, notwithstanding that such Warrants have a cashless exercise feature. We expect that it will be economically viable for and in the best interest of the Warrant holders to exercise their Warrants once the price of our common stock trade above the exercise price of the Warrant, or at $2.50 per share.

As of the date of this registration statement, we have begun generating revenue from the sales of our food and beverage since our soft opening in mid-October. Besides the equipment, fixtures, and inventories we purchased for our deli store, we have limited assets. We had minimal working capital as of the date of this registration statement and used cash in operating activities for the reporting period then ended. These factors raise substantial doubt from our auditor about our ability to continue as a going concern.

As reflected in the financial statements, the Company used cash in operations of $91,641 and has a net loss of $133,050 for the nine months ended September 30, 2015. In addition, September 30, 2015, the Company did not generate any revenues from inception. These factors raise substantial doubt from our auditor about our ability to continue as a going concern as of September 30, 2015. It is, however, our belief that the completion of the above described offering will provide our Company with sufficient capital resource to continue our business for the next twelve (12) months. We have also begun generating revenue since our soft opening in mid-October, 2015. However, while we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect and our cash position may not be sufficient to support our daily operations. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to our company.

Plan of Operations

The business plan calls for a walk-in style deli, where customers could buy sandwiches, cold cuts and salads from the counter. Additionally there will be dry goods and beverages associated with the deli concept for the customer to purchase.

Between late fall and early winter of 2013, we gutted the interior space of our store located at 541A Mantua Ave, Paulsbroro, NJ 08066, the future site of Your Hometown Deli. The space was once used as an office/retail space for a local canvasing company. During that time period, we installed the carpet, took down walls and doors, and removed ceiling tiles and insulation due to water damage and wears and tears.

During the first quarter of 2014, we began the process of upgrading the electric to sustain various types of refrigeration units including deli cases and beverage units, both hot and cold. Upgrades were deemed necessary by the management to meet the needs of a security system and appliances in the kitchen. We also installed plumbing and gas lines for the kitchen and purchased a commercial grade six-burner oven. During the summer of 2014, to be fully compliant with local building codes and various ordinances, we laid concrete for sidewalks, walkways and driveways, as well as a patio for refuse. We also painted the exterior of the building and purchased our first deli case and other kitchen supplies. Later in 2014, we installed dry walls in the main dining area, put in fire wall and cement board for the kitchen and mounted an ANSUL system for commercial hood. Meanwhile, various sinks and tables were purchased, along with a second deli case. We also repaired the windows, patched, painted and polished the interior floor with epoxy covering for the finish.

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Between winter of 2014 and now, we have painted interior walls and put up chair rail and base-board in entire space. We also installed closet door, kitchen counter, deli counter and coffee bar. We finished the plumbing system in the kitchen and installed sinks, stove, and a grill. Wire racks were also purchased for shelving for the sale of convenience items. We also installed a new in-ground drainage system to reroute gutter water, as well as new ceiling tiles and insulation. We also graded our driveway and erected a store sign. There is also a cable phone line available to use.

We installed the wiring of the ANSUL fire system and security system, the installation of privacy fence around the waste removal area and put in additional handicap parking spots in our parking lot to accommodate local ordinance. We installed new front doors, purchased different types of kitchen appliance and a POS system to process future credit card transactions. We currently maintain ten employees on staff in addition to the owners.

We kicked off a soft opening of our restaurant as of October 14, 2015. Promotion and marketing of our deli has been primarily through word of mouth, signage in front of our physical store location, articles and ads placed in the local newspaper (the Record Today), sponsorship of the glasses for an annual Wine Festival held on November 21, 2015 with Your Hometown Deli info printed on the side of glass and presence on social media such as Facebook page. We are currently working to launch our website. Our menu offering has been set to include cold sandwiches, subs, wraps and salads. We have submitted a credit application to use Dietz and Watson as our primary supplier for various deli meats, cheeses and salads. Also available for purchase are items such as pastas, sauces, oils, vinegars, spices and authentic Italian treats.

We plan to use the proceeds from our private placement offering to fund our plan of operations, including our marketing effort and equipment purchase. We may incur additional expenses for our inventory but it is management’s belief that the store will begin to generate revenue quickly from its operation once the deli is open and therefore generate sufficient cash flow to fund our operation.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of in kind contribution of service and valuation of deferred tax assets. Actual results could differ from those estimates.

Fair value measurements and Fair value of Financial Instruments

The carrying amounts on our financial instruments including note receivable, accounts payable and note payable, approximate fair value due to the relatively short period to maturity for these instruments.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In July 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory” more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS). The amendments in this ASU do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. For public business entities, this ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, this ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments in this ASU should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2015, FASB issued Accounting Standards Update (“ASU”) No.2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” defers the effective date ASU No. 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements, but not yet effective, have been deemed either immaterial or not applicable.

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Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

As reflected in the financial statements, the Company used cash in operations of $91,641 and has a net loss of $133,050 for the nine months ended September 30, 2015. In addition, as of September 30, 2015, the Company did not generate any revenues from inception. These factors raise substantial doubt from our auditor about our ability to continue as a going concern as of September 30, 2015. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to our company.

We have started generating revenue from the sales of our food and beverage since our soft opening in October, 2015, however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon our ability to further implement our business plan, generate sufficient revenue and in our ability to raise additional funds.

Results of Operations

Comparison for the Three Months Ended September 30, 2015 and 2014

We generated no revenue for the three months ended September 30, 2015 and 2014 respectively. We incurred operating expenses of $40,246 and $17,513 for the three months ended September 30, 2015 and 2014, respectively. Our operating expenses for the three months ended September 30, 2015 consists of consulting fees to a related party of $24,000, professional fees of $4,171 and general and administrative expenses of $12,075, compared to consulting fees to a related party of $16,000, professional fees of $0 and general and administrative expenses of $1,513 for the three months ended September 30, 2014. We had a net loss of $40,246 for the three months ended September 30, 2015, compared to net loss of $17,513 for the three months ended September 30, 2014.

For the Nine Months Ended September 30, 2015

We generated no revenue for the nine months ended September 30, 2015. We incurred operating expenses of $132,825 for the nine months ended September 30, 2015. Our operating expenses for the nine months ended September 30, 2015 consists of consulting fees to a related party of $72,000, professional fees of $29,760 and general and administrative expenses of $31,065. We had a net loss of $132,825 for the nine months ended September 30, 2015.

For the Period from January 18, 2014 (Inception) to September 30, 2014

We generated no revenue from January 18, 2014 (inception) to September 30, 2014. We incurred a total operating expense of $28,327, consisting of $16,000 in consulting fees to a related party and general and administrative expense of $12,327 for the period from inception to September 30, 2014. We had a net loss of $28,327 for the Period from January 18, 2014 (inception) to September 30, 2014.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

Liquidity and Capital Resources

For the Nine Months Ended September 30, 2015

As of September 30, 2015, we had total assets of $43,847 and $29,819 in liabilities, respectively. Thus, we had a total stockholders’ equity of $14,028 as of September 30, 2015.

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As of September 30, 2015, we had a cash balance of $11,623. Operating activities used $91,641 in cash for the nine months ended September 30, 2015. Investing activities used $17,707 in cash for the nine months ended September 30, 2015. Financing activities during the nine months ended September 30, 2015 provided $107,500 in cash, which is attributed to the $107,500 in proceeds from the sale of our stock. We estimate that we have enough cash to continue operations for five months.

For the Period from January 18, 2014 (Inception) to December 31, 2014

As of December 31, 2014, we had a cash balance of $13,471. We had nominal assets and generated no revenues from inception to December 31, 2014. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to continue generating positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In addition, our company may, from time to time, receive continued funding and capital resources from related parties. However, as of the date of this registration statement, such related parties do not have any existing obligation to advance funds or working capital to support our business, nor can our company rely on any advance funds from such related parties. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2015. Therefore our future operations may be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our Common Stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

On August 1, 2014, the Company entered into a consulting agreement with Tryon Capital Ventures, LLC where Beth Floyd is a part time employee, to receive administrative and other miscellaneous services. The consulting agreement covers all of the back office services provided for the Company and additionally all of the work necessary to complete this registration statement filings and other work necessary to keep the Company compliance with the SEC. The Company is required to pay $8,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement.

On July 1, 2014, the Company entered into a five-year non-cancelable operating lease with a Mantua Creek Group LLC, for which our President Paul F. Morina is a member of, for its store space at a monthly rate of $500. The operating lease agreement was fully executed in September 2015 but Manuta granted the Company an extension January 1, 2016 to start paying rent for the space.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and directors as of January 11, 2016. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
Paul F. Morina	57	President, Chief Executive Officer, Chief Financial Officer and Director
Christine T. Lindenmuth	40	Vice President and Director
Beth Floyd	33	Secretary

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Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Paul F. Morina, President, CEO, CFO and Director - Mr. Morina has been nationally recognized for his coaching and leadership at a local, regional and national level. His accomplishments include the very prestigious 2011 National Coach of the Year award by the National Wrestling Association and being inducted into the James Madison University Hall of Fame in 2012. Mr. Morina currently serves as the Principal of Paulsboro (NJ) High School and as the Head Wrestling Coach. Mr. Morina has spent his entire career in the Paulsboro Public School District where he began his career as an Elementary School Physical Education Teacher and Health Instructor. He has held the positions of High School Physical Education and Health Instructor, Head Coach, and High School Athletic Director.

Mr. Morina’s college wrestling career was well recognized. While at James Madison University, he was a two-time NCAA Eastern Regional champion. Mr. Morina has been highly successful coaching high school wrestling for over 27 years in his hometown of Paulsboro, N. J. Named the 1994 State Wrestling Man-of-the-Year by Wrestling USA Magazine, his teams have won 25 class state championships, 24 district championships and 25 conference titles. He has a 550-34-4 overall record and has lead the Paulsboro wrestling program to exceed 1,000 victories.

In addition to his work within the Paulsboro public school systems, Mr. Morina served as a Member of Paulsboro Town Council from 2005 to 2011. Mr. Morina earned his B. A. from James Madison University and his M. Ed. degree from Widener University.

Christine T. Lindenmuth, Vice President and Director - Ms. Lindenmuth has been motivating and educating students for almost 15 years. She currently is a Math Teacher at Paulsboro High School, where she is also active in the Paulsboro Education Association, Mentor Club, Renaissance Committee and Alternative Education Program. Prior to Paulsboro High, Ms. Lindenmuth was a Student Advisor at Salem Community College. She has also served as a School Counselor at Gateway Regional High School, Lindenwold High School and Salem County Vocational School.

Ms. Lindenmuth started her career as a Math Teacher at the PG-CP Regional High School, where she taught accelerated students at the Academy of Science and Engineering. Ms. Lindenmuth currently serves on Salem County School Employee Federal Credit Union Loan Committee, as an Association Representative for the Penns Grove Chapter of the New Jersey Teachers Union, and as a representative on the State Educational Policy Committee for the New Jersey Education Association. Ms. Lindenmuth earned her BA from Rider University and her M. Ed. from Wilmington University.

Beth Floyd, Secretary - Ms. Floyd has over 10 years of experience in the food service industry. She has held a number of positions with Maggiano’s Little Italy, serving as assistant accounting manager from 2009 to 2010 and then promoted to maître d’ at the Durham, NC restaurant. Ms. Floyd received her BA from University of North Carolina at Chapel Hill with a major in journalism and mass communications.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Our executive officers have not received any compensation for services rendered to us, and are not accruing any compensation pursuant to any agreement with us.

We do not expect to pay any compensation to any of our officers until sufficient and sustainable revenues and profits are realized.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this registration statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of January 11, 2016 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

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Name	Number of Shares Beneficially Owned	Percent of Class (1)
Paul F. Morina, President, CEO, CFO & Director	2,500,000	47.69%
Christine T. Lindenmuth, Vice President	2,500,000	47.695%
Beth Floyd, Secretary	0	0%

All Executive Officers and Directors as a group (1 person)	5,000,000	95.38%
5% Beneficial Owners: None

(1)	Based on 5,242,340 shares of Common Stock outstanding as of January 11, 2016.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On May 29, 2014, the Company entered into a Membership Interest Purchase Agreement with Your Hometown Deli, LLC. The Company was deemed to have issued 5,000,000 shares of common stock as founder’s shares to the members of Your Hometown Deli, LLC, with Mr. Paul F. Morina, who has been our President, CEO, CFO and Director since the inception of the Company and Ms. Christine T. Lindenmuth, who has been our Vice President and Director since the inception of the Company, each receive 2,500,000 shares pursuant to their membership interest in Your Hometown Deli, LLC.

On July 1, 2014, the Company entered into a five-year non-cancelable operating lease with Mantua Creek Group LLC, for which our President is a member of, for its store space at a monthly rate of $500. The amount of rent was determined by current market rate for retail space in the area and discounted slightly because the tenants would be financing most of the leasehold improvements. As of the date hereof, the operating lease agreement has been fully executed but Mantua has granted the Company an extension to start paying rent starting on January 1, 2016.

On August 1, 2014, the Company entered into a consulting agreement with Tryon Capital Ventures, LLC where Beth Floyd is a part time employee, to receive administrative and other miscellaneous services. The consulting agreement covers all of the back office services provided for the Company and additionally all of the work necessary to complete this registration statement filings and other work necessary to keep the Company compliance with the SEC. The Company is required to pay $8,000 a month which was determined by current market rate of consultant in the area with similar background and experience in the fast-food business. The agreement is to remain in effect unless either party desires to cancel the agreement. For the period from January 18, 2014 (inception) to September 30, 2015, the Company paid $88,000 in consulting fees under the agreement. (See Note 7 to our condensed consolidated financial statements for the period from inception to December 31, 2014 and for the nine months ended September 30, 2015).

On October 16, 2014, the Company entered into an unsecured promissory note with Christine Lindenmuth in the amount of $2,000. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand (See Note 4 to our consolidated financial statements for the period from inception to December 31, 2014).

On November 21, 2014, the Company received an unsecured promissory note from Tobacalara Ysidron, Inc. in exchange for $2,500. Pursuant to the terms of the note, the note is non-interest bearing and due on demand.

On November 9, 2015, the Company received an unsecured promissory note from Layla Moavenzadeh, a related party, in exchange for $20,000. Pursuant to terms of the note, the note is bearing an interest at 10% and due on November 9, 2016.

On November 12, 2015, the Company received an unsecured promissory note from Peter Coker, a related party, in exchange for $20,000. Pursuant to terms of the note, the note is bearing an interest at 10% and due on November 12, 2016.

For the period from January 18, 2014 (inception) to December 31, 2014 and nine months ended September 30, 2015, the Company recorded $19,228 and $23,142, respectively, as in kind contribution of services provided by President and Vice President of the Company.

SELLING SECURITY HOLDERS

The Common Stock being offered for resale by the selling security holders consist of (i) 242,340 shares of Common Stock and (ii) 484,680 shares of Common Stock issuable upon exercise of the “Warrant” held by 34 shareholders, who purchased the Common Stock pursuant to a Regulation D Rule 506 offering at an offering price of $0.75 per Unit.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling shareholder as of the date of this prospectus, the shares of Common Stock covered by this prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

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Name	Shares Beneficially Owned Prior to Offering (1)	Percent Beneficially Owned Prior to Offering (2)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Alt, Jeannene	1,002	0.02%	1,002	0	0%
Beaurline, Anne L.	8,001	0.15%	8,001	0	0%
Benchmark Capital LLC (3)	21,000	0.40%	21,000	0	0%
Blount, Marvin K. III & Rebecca C. Blount (Jointly)	80,001	1.53%	80,0001	0	0%
Bullins, Ronnie R.	3,999	0.08%	3,999	0	0%
Chan, Amy H.	3,000	0.06%	3,000	0	0%
Coker, Peggy Lee	20,001	0.38%	20,001	0	0%
Dietz, Patricia A.	20,001	0.38%	20,001	0	0%
Dietz, Scott C.	9,999	0.19%	9,999	0	0%
Duggins, Adam W.	3,000	0.06%	3,000	0	0%
Duggins, J. Nathan III	3,000	0.06%	3,000	0	0%
Dunn, Dina C.	90,000	1.72%	90,000	0	0%
Fredrick, Robert E.	1,800	0.03%	1,800	0	0%
Harberger, Deborah L.	20,100	0.38%	20.100	0	0%
London Fall Protection LP (4)	3,000	0.06%	3,000	0	0%
London, Joseph Tony	3,000	0.06%	3,000	0	0%
McCaskill, T. Gray	3,000	0.06%	3,000	0	0%
Moavenzadeh, Leyla Diana	80,001	1.53%	80,001	0	0%
Moran, Sara E.	8,001	0.15%	8,001	0	0%
Ohio Blasting Equipment & Media Inc. (5)	1,002	0.02%	1,002	0	0%
Papp, Nancy L.	20,100	0.38%	6,700	0	0%
John L. Patten Trust DTD 9/4/12	80,001	1.53%	80,001	0	0%
Patten, Kathleen N.	15,999	0.31%	15,999	0	0%
Phoenix Associates, Inc. (6)	110,001	2.10%	110,001	0	0%
Randolph, Kimberly	20,001	0.38%	20,001	0	0%
Reichard, Lawrence	40,002	0.76%	40.002	0	0%
Rice, Mary C.	8,001	0.15%	8,001	0	0%
Stat Constructors LP (7)	3,000	0.06%	3,000	0	0%
Sussman, April	10,002	0.19%	10,002	0	0
Sussman, Max	10,002	0.19%	10,002	0	0
Swenson, Larry R.	20,001	0.38%	20,001	0	0%
Wilson, John C.	3,000	0.06%	3,000	0	0%
Witt, William P.	1,002	0.02%	1,002	0	0%
Yoder, David W.	3,000	0.06%	3,000	0	0%
TOTAL	727,020	13.87%	727,020	0	0%

(1)	Each selling shareholder holds one third of shares beneficially owned in Company’s Common Stock and two thirds of shares beneficially owned in Common Stock underlying the Warrants.

(2)	Based on 5,242,340 shares of Common Stock issued and outstanding as of January 11, 2016 and on a fully-diluted basis. Beneficial ownership percentage is determined under the rules of the SEC and includes investment power with respect to Common Stock. The number of shares beneficially owned by a person includes shares of Common Stock underlying warrants, stock options and other derivative securities to acquire our Common Stock held by that person that are currently exercisable or convertible within 60 days after January 11, 2016. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

(3)	James Patten, acting alone, has voting and investment power over the shares beneficially owned by Benchmark Capital LLC.

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(4)	Amy Chan, acting alone, has voting and investment power over the shares beneficially owned by London Fall Protection LP.

(5)	William P. Witt, acting alone, has voting and investment power over the shares beneficially owned by Ohio Blasting Equipment & Media Inc.

(6)	Luther H. Hodges, acting alone, has voting and investment power over the shares beneficially owned by Phoenix Associates, Inc.

(7)	Joseph London, acting alone, has voting and investment power over the shares beneficially owned by Stat Constructors LP

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their shares at a fixed price of $0.75 per share for the duration of the offering. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. As of the date of this registration statement, we plan to engage with certain market maker to file an application with FINRA to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA. However, sales by selling security holder must be made at the fixed price of $0.75 for the duration of the offering.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $77,250.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of i) 100,000,000 shares of Common Stock, par value $0.0001 per share. As of the date hereof, 5,242,340 shares of our Common Stock were issued and outstanding.

Common Stock

The shareholders of our Common Stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of the Board.

If we liquidate or dissolve our business, the shareholders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Non-cumulative Voting

Holders of Shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining Shares will not be able to elect any of the Company’s directors. After this private placement is completed, assuming the sale of all the Shares of common stock, present shareholders will own approximately 94% of the Company’s outstanding Shares.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing this registration statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Common Stock being offered pursuant to this registration statement will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, NJ 08648.

The financial statements included in this prospectus and the registration statement have been audited by Liggett & Webb, P.A. (or formerly known as Liggett, Vogt & Webb, P.A), an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the Common Stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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Hometown International, Inc.

Index to the Consolidated Financial Statements

Financial Statements for the Year ended December 31, 2014

Financial Statements for the Three and Nine Months ended September 30, 2015

Condensed Consolidated Balance Sheets at September 30, 2015 (Unaudited) and December 31, 2014	F-15

Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2015 and the Three months ended September 30, 2014 and the period from January 18, 2014 (inception) to September 30, 2014 (Unaudited)	F-16

Condensed Consolidated Statement of Changes in Stockholders' Equity for the nine months ended September 30, 2015 (Unaudited)	F-17

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2015 (Unaudited) and the Period from January 18, 2014 (inception) to September 30, 2014 (Unaudited)	F-18

Notes to the Condensed Consolidated Financial Statements (Unaudited)	F-19

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Hometown International, Inc.

We have audited the accompanying consolidated balance sheet of Hometown International, Inc. and Subsidiary (the “Company”) as of December 31, 2014, and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the period from January 18, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Hometown International, Inc. and Subsidiary as of December 31, 2014 and the results of its operations and its cash flows for the period from January 18, 2014 (inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has minimal operations, a net loss of $62,317 for the period from January 18, 2014 (inception) to December 31, 2014 and used cash in operations from inception of $34,395. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

June 4, 2015

F-2

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

Consolidated Balance Sheet

As of December 31, 2014

ASSETS

Current Assets
Cash	$13,471
Note receivable - related party	2,500
Total Current Assets	15,971

Leasehold improvements, net	11,159

Total Assets	$27,130

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$8,694
Note payable - related party	2,000

Total Liabilities	10,694

Commitments and Contingencies (See Note 6)

Stockholders' Equity
Common stock, $0.0001 par value; 100,000,000 shares authorized, 5,099,002 issued and outstanding	510
Additional paid-in capital	78,243
Accumulated deficit	(62,317)

Total Stockholders' Equity	16,436

Total Liabilities and Stockholders' Equity	$27,130

See accompanying notes to consolidated financial statements

F-3

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

Consolidated Statement of Operations

For the Period From January 18, 2014 (Inception) to December 31, 2014

Operating Expenses
Consulting expense - related party	$40,000
General and administrative	22,317
Total Operating Expenses	62,317

Loss from Operations	(62,317)

Other Expenses
Interest Expense	-

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(62,317)

Provision for Income Taxes	-

NET LOSS	$(62,317)

Net Loss Per Share - Basic and Diluted	$(0.01)

Weighted average number of shares outstanding during the period - Basic and Diluted	5,033,264

See accompanying notes to consolidated financial statements

F-4

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

Consolidated Statement of Stockholders' Equity

For the Period From January 18, 2014 (Inception) to December 31, 2014

	Preferred Stock		Common stock		Additional paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	capital	Deficit	Equity

Balance January 18, 2014	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder	-	-	5,000,000	500	(225)	-	275

Common stock issued for cash, net of stock offering cost ($0.75 / per share), net of stock offering costs	-	-	99,002	10	59,240	-	59,250

In kind contribution of services	-	-	-	-	19,228	-	19,228

Net loss for the period January 18, 2014 to December 31, 2014	-		-	-	-	(62,317)	(62,317)

Net loss for the period from January 18, 2014 (inception) to December 31, 2014	-	$-	5,099,002	$510	$78,243	$(62,317)	$16,436

See accompanying notes to consolidated financial statements

F-5

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows

For the Period From January 18, 2014 (Inception) to December 31, 2014

Cash Flows From Operating Activities:
Net Loss	$(62,317)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	19,228
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	8,694
Net Cash Used In Operating Activities	(34,395)

Cash Flows From Investing Activities:
Payment for leasehold improvements	(11,159)
Note receivable - related party	(2,500)
Net Cash Used In Investing Activities	(13,659)

Cash Flows From Financing Activities:
Proceeds from common stock issued to founders	275
Proceeds from note payable- related party	2,000
Proceeds from issuance of common stock, net of stock offering costs	59,250
Net Cash Provided by Financing Activities	61,525

Net Increase in Cash	13,471

Cash at Beginning of Period	-

Cash at End of Period	$13,471

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to consolidated financial statements

F-6

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Hometown International, Inc. (the "Company") was incorporated under the laws of the State of Nevada on May 19, 2014. The Company is the originator of a new “Delicatessen” concept (“Your Hometown Deli”). The Company intends that its delicatessens will feature “home-style” sandwiches and other entrees in a casual friendly atmosphere. Hometown Delis are designed to be comfortable community gathering places for guests of all ages.

On January 18, 2014, Your Hometwon Deli, LLC. was formed under the laws of State of New Jersey. On May 29, 2014, Your Hometown Deli, LLC, entered into a Membership Interest Purchase Agreement with Hometown International, Inc. For accounting purposes, this transaction is being accounted for as a merger of entities under common control and has been treated as a recapitalization of Hometown International, Inc. with Your Hometown Deli, LLC, as the accounting acquirer (see Note 5(D)). The historical financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The 5,000,000 shares issued to the shareholder of Your Hometown Deli, LLC., in conjunction with the share exchange transaction has been presented as outstanding for all periods.

The Company’s accounting year end is December 31, which was the year end of Your Hometown Deli, LLC.

(B) Principles of Consolidation

The accompanying 2014 consolidated financial statements include the accounts of Hometown International, Inc. and its wholly owned subsidiary Your Hometown Deli, LLC. All intercompany accounts have been eliminated upon consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of in kind contribution of service and valuation of deferred tax assets. Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2014, the Company had no cash equivalents.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has 198,004 shares issuable upon the exercise of warrants that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the period from January 18, 2014 (inception) to December 31, 2014.

F-7

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company's income tax expense differed from the statutory rates (federal 34% and state 9%) as follows:

December 31, 2014
Expected tax expense (benefit) - Federal	$(19,281)
Expected tax expense (benefit) - State	(5,609)
Non-deductible expenses	7,680
Change in valuation allowance	17,210
Provision for income taxes (benefit)	$-

The net deferred income taxes in the accompanying balance sheet include the following amounts of deferred tax assets and liabilities:

December 31, 2014
Deferred income tax assets:
Net operating loss carryforwards	$17,210
Total deferred tax assets	17,210
Less: valuation allowance	(17,210)
Net deferred income tax assets	$-

As of December 31, 2014, the Company has a net operating loss carry forward of approximately $43,000 available to offset future taxable income through December 31, 2034. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating loss and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2034.

The net change in the valuation allowance for the period ended December 31, 2014 was an increase of $17,210 since January 18, 2014 (inception).

F-8

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

The company’s federal income tax returns for the period ended December 31, 2014 remain subject to examination by the Internal Revenue Service through 2017.

(G) Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter onset the property and equipment is put into service.

Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company generates revenue operating a delicatessen deli.

(I) Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including note receivable, accounts payable and note payable, approximate fair value due to the relatively short period to maturity for these instruments.

(J) Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASUE 2014-10"). The guidance is intended to reduce the overall cost and complexity associated with financial reporting for development stage entities without reducing the availability of relevant information. The Board also believes the changes will simplify the consolidation accounting guidance by removing the differential accounting requirements for development stage entities. As a result of these changes, there no longer will be any accounting or reporting differences in GAAP between development stage entities and other operating entities. For organizations defined as public business entities the presentation and disclosure requirements in Topic 915 will no longer be required starting with the first annual period beginning after December 15, 2014, including interim periods therein. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). The Company adopted this pronouncement for the period from January 18, 2014 (inception) through December 31, 2014.

F-9

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers”. The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35, Revenue Recognition – Construction-Type and Production-Type Contracts. The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The update is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable

(K) Business Segments

The Company operates in one segment and therefore segment information is not presented.

F-10

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

NOTE 2	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2014:

	December 31,	Estimated
	2014	Useful Life
Leasehold Improvements	$11,159	5 years
Less: Accumulated Depreciation	-
Leasehold Improvements, Net	$11,159

Depreciation expense was $0 for the period from January 18, 2014 (inception) to December 31, 2014 since the store has not been opened as of December 31, 2014.

NOTE 3	NOTE RECEIVABLE – RELATED PARTY

On November 21, 2014, the Company received an unsecured promissory note from a related party in exchange for $2,500. Pursuant to the terms of the note, the note is non-interest bearing and due on demand (See Note 7).

NOTE 4	NOTE PAYABLE – RELATED PARTY

On October 16, 2014, the Company entered into an unsecured promissory note with a related party in the amount of $2,000. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand (See Note 7).

NOTE 5	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share.

For the period ended December 31, 2014 the Company issued 99,002 units of common stock for $59,250 ($0.75/unit), net of offering cost of $15,000. Each unit consisted of one share of common stock and two warrants to purchase common stock for a total of 99,002 shares of common stock and 198,004 warrants to purchase common stock at an exercise price of $2.50 per share or immediately callable by the Company if the Company's common stock trades for a period of 20 consecutive days at an average price of $3 per share or greater. The warrants expire on July 31, 2017.

(B) In kind contribution of services

For the period from January 18, 2014 (inception) to December 31, 2014, the Company recorded $19,228 as in kind contribution of services provided by President and Vice President of the Company (See Note 7).

F-11

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

(C) Warrants

The following tables summarize all warrant grants for the period from January 18, 2014 (inception) to December 31, 2014, and the related changes during the period are presented below.

	Number of Warrants	Weighted Average Exercise Price
Warrants
Balance at January 18, 2014	-	$-
Granted	198,004	2.50
Exercised	-	-
Forfeited	-	-
Balance at December 31, 2014	198,004	$2.50
Warrants exercisable at December 31, 2014	198,004	$2.50

198,004 of the total warrants outstanding are fully vested, exercisable and non-forfeitable.

(D) Common Stock Issued for Acquisition of an Entity Under Common Control

On May 29, 2014, the Company entered into a Membership Interest Purchase Agreement with Your Hometown Deli, LLC. The Company was deemed to have issued 5,000,000 shares of common stock to Your Hometown Deli, LLC members. The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost of $275 (See Note 1(A) and 7).

NOTE 6	COMMITMENTS AND CONTINGENCIES

(A) Consulting Agreement

On August 1, 2014, the Company entered into a consulting agreement with an entity related to one of our Officers to receive administrative and other miscellaneous services. The Company is required to pay $8,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement.

(B) Operating Lease Agreement

On July 1, 2014, the Company entered into a five-year non-cancelable operating lease with a related party for its store space at a monthly rate of $500. As of December 31, 2014, the operating lease agreement has not been fully executed. The rent payments will commence 30 days after the store opens. As of December 31, 2014, the store was not opened and no rent payment was due (See Note 7).

F-12

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

NOTE 7	RELATED PARTY TRANSACTIONS

On May 29, 2014, the Company entered into a Membership Interest Purchase Agreement with Your Hometown Deli, LLC. The Company was deemed to have issued 5,000,000 shares of common stock to Your Hometown Deli, LLC members. The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost of $275. (See Note 5(D)).

On July 1, 2014, the Company entered into a five-year non-cancelable operating lease with a related party for its store space at a monthly rate of $500. As of December 31, 2014, the operating lease agreement has not been fully executed. The rent payments will commence 30 days after the store opens. As of December 31, 2014, the store was not opened and no rent payment was due (see Note 6(B)).

On August 1, 2014, the Company entered into a consulting agreement with an entity related to one of our Officers to receive administrative and other miscellaneous services. The Company is required to pay $8,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement (see Note 6(A)). For the period from January 18, 2014 (inception) to December 31, 2014, the Company paid $40,000 in consulting fees under the agreement.

On October 16, 2014, the Company entered into an unsecured promissory note with a related party in the amount of $2,000. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand (See Note 4).

On November 21, 2014, the Company received an unsecured promissory note from a related party in exchange for $2,500. Pursuant to the terms of the note, the note is non-interest bearing and due on demand (See Note 3).

For the period from January 18, 2014 (inception) to December 31, 2014, the Company recorded $19,228 as in kind contribution of services provided by President and Vice President of the Company (See Note 5(B)).

NOTE 8	GOING CONCERN

As reflected in the accompanying financial statements, the Company has minimal operations with no revenue since inception, used cash in operations of $34,395 since inception and has an accumulated deficit of $62,317 as of December 31, 2014. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

F-13

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

NOTE 9	SUBSEQUENT EVENTS

Subsequent to December 31, 2014 the Company issued 82,703 units for $62,025($0.75/unit). Each unit consisted of one share of common stock and one warrant that is exercisable into two shares of common stock at $5.00 ($2.50 per share) for a total of 165,406 shares of common stock and is immediately callable by the Company if the Company's common stock trades for a period of 20 consecutive days at an average price of $3 per share or greater. The warrants expire on July 31, 2017.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through June 4, 2015 the date the financial statements were issued.

F-14

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(Unaudited)

ASSETS
Current Assets
Cash	$11,623	$13,471
Inventory	885	-
Note receivable - related party	2,500	2,500
Total Current Assets	15,008	15,971

Leasehold improvements and equipment, net	28,839	11,159

Total Assets	$43,847	$27,130

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$27,819	$8,694
Note payable - related party	2,000	2,000

Total Liabilities	29,819	10,694

Commitments and Contingencies (See Note 6)

Stockholders' Equity
Common stock, $0.0001 par value; 100,000,000 shares authorized, 5,242,340 and 5,099,002 issued and outstanding, respectively	524	510
Additional paid-in capital	208,871	78,243
Accumulated deficit	(195,367)	(62,317)

Total Stockholders' Equity	14,028	16,436

Total Liabilities and Stockholders' Equity	$43,847	$27,130

See accompanying notes to condensed consolidated unaudited financial statements

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

Condensed Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended	For the Period From January 18, 2014 (Inception) to
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Operating Expenses
Consulting expense - related party	24,000	16,000	72,000	16,000
Professional fees	4,171	-	29,760	-
General and administrative	12,075	1,513	31,065	12,327
Total Operating Expenses	40,246	17,513	132,825	28,327

Loss from Operations	(40,246)	(17,513)	(132,825)	(28,327)

Other Expenses
Interest Expense	(150)	-	(225)	-

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(40,396)	(17,513)	(133,050)	(28,327)

Provision for Income Taxes	-	-	-	-

NET LOSS	$(40,396)	$(17,513)	$(133,050)	$(28,327)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(0.00)	$(0.03)	$(0.01)

Weighted average number of shares outstanding during the period - Basic and Diluted	5,221,063	5,037,005	5,182,582	5,013,612

See accompanying notes to condensed consolidated unaudited financial statements

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

Condensed Consolidated Statement of Stockholders' Equity

For the nine months ended September 30, 2015

(Unaudited)

	Common stock		Additional		Total
			paid-in	Accumulated	Stockholders'
	Shares	Amount	capital	Deficit	Equity

Balance, December 31, 2014	5,099,002	$510	$78,243	$(62,317)	$16,436

Common stock issued for cash, net of stock offering cost ($0.75 / per share)	143,338	14	107,486	-	107,500

In kind contribution of services	-	-	23,142	-	23,142

Net loss for the nine months ended September 30, 2015	-	-	-	(133,050)	(133,050)

Balance, September 30, 2015	5,242,340	$524	$208,871	$(195,367)	$14,028

See accompanying notes to condensed consolidated unaudited financial statements

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	For the Nine Months Ended	For the Period From January 18, 2014 (Inception) to
	September 30, 2015	September 30, 2014
Cash Flows From Operating Activities:
Net Loss	$(133,050)	$(28,327)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	23,142	11,345
Depreciation expense	27	-
Changes in operating assets and liabilities:
Increase in inventory	(885)	-
Increase in accounts payable and accrued expenses	19,125	10,896
Net Cash Used In Operating Activities	(91,641)	(6,086)

Cash Flows From Investing Activities:
Payments for leasehold improvements and equipment	(17,707)	(6,233)
Net Cash Used In Investing Activities	(17,707)	(6,233)

Cash Flows From Financing Activities:
Proceeds from common stock issued to founders	-	275
Proceeds from issuance of common stock, net of stock offering costs	107,500	20,250
Net Cash Provided by Financing Activities	107,500	20,525

Net (Decrease) Increase in Cash	(1,848)	8,206

Cash at Beginning of Period	13,471	-

Cash at End of Period	$11,623	$8,206

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to condensed consolidated unaudited financial statements

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying condensed consolidated unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Hometown International, Inc. (the "Company") was incorporated under the laws of the State of Nevada on May 19, 2014. The Company is the originator of a new “Delicatessen” concept (“Your Hometown Deli”). The Company intends that its delicatessens will feature “home-style” sandwiches and other entrees in a casual friendly atmosphere. Hometown Delis are designed to be comfortable community gathering places for guests of all ages.

On January 18, 2014, Your Hometwon Deli, LLC. was formed under the laws of State of New Jersey. On May 29, 2014, Your Hometown Deli, LLC, entered into a Membership Interest Purchase Agreement with Hometown International, Inc. For accounting purposes, this transaction is being accounted for as a merger of entities under common control and has been treated as a recapitalization of Hometown International, Inc. with Your Hometown Deli, LLC, as the accounting acquirer (see Note 5(D)). The historical financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The 5,000,000 shares issued to the shareholder of Your Hometown Deli, LLC., in conjunction with the share exchange transaction has been presented as outstanding for all periods.

The Company’s accounting year end is December 31, which was the year end of Your Hometown Deli, LLC.

(B) Principles of Consolidation

The accompanying September 30, 2015 condensed consolidated unaudited financial statements include the accounts of Hometown International, Inc. and its wholly owned subsidiary Your Hometown Deli, LLC. The accompanying period from January 18, 2014 (inception) to September 30, 2014 includes the account of Your Hometown Deli, LLC and Hometown International, Inc. from May 19, 2014 to September 30, 2014. All intercompany accounts have been eliminated upon consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of in kind contribution of service and valuation of deferred tax assets. Actual results could differ from those estimates.

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

(UNAUDITED)

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At September 30, 2015 and December 31, 2014, the Company had no cash equivalents.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has 484,680 and 94,002 shares issuable upon the exercise of warrants that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the three months ended September 30, 2015 and 2014 and for the nine months ended September 30, 2015 and for the period from January 18, 2014 (inception) to September 30, 2014, respectively.

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The company’s federal income tax returns for the period ended December 31, 2014 remain subject to examination by the Internal Revenue Service through 2017.

(G) Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter onset the property and equipment is put into service.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company generates revenue operating a delicatessen deli.

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

(UNAUDITED)

(I) Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including note receivable, accounts payable and note payable, approximate fair value due to the relatively short period to maturity for these instruments.

(J) Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In July 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory” more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS). The amendments in this ASU do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. For public business entities, this ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, this ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments in this ASU should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

(UNAUDITED)

In August 2015, FASB issued Accounting Standards Update (“ASU”) No.2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” defers the effective date ASU No. 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements, but not yet effective, have been deemed either immaterial or not applicable.

(K) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(L) Inventories

Inventories consist of food and beverages, and are stated at cost of $885.

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

(UNAUDITED)

NOTE 2	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2015 and December 31, 2014:

	September 30,	December, 31	Estimated
	2015	2014	Useful Life
Leasehold Improvements	$27,606	$11,159	5 years
Equipment	1,260	-	5 years
Leasehold Improvements and Equipment	28,866
Less: Accumulated Depreciation	(27)	-
Leasehold Improvements and Equipment, Net	$28,839	$11,159

Depreciation expense was $27 and $0 for the nine months ended September 30, 2015 and from the period from January 18, 2014 (inception) to September 30, 2014, respectively since the store has not been opened as of September 30, 2015.

NOTE 3	NOTE RECEIVABLE – RELATED PARTY

On November 21, 2014, the Company received an unsecured promissory note from a related party in exchange for $2,500. Pursuant to the terms of the note, the note is non-interest bearing and due on demand (See Note 7).

NOTE 4	NOTE PAYABLE – RELATED PARTY

On October 16, 2014, the Company entered into an unsecured promissory note with a related party in the amount of $2,000. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand (See Note 7).

NOTE 5	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share.

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

(UNAUDITED)

During the nine months ended September 30, 2015, the Company issued 143,338 units of common stock for $107,500 ($0.75/unit). Each unit consisted of one share of common stock and two warrants to purchase common stock for a total of 143,338 shares of common stock and 286,676 warrants to purchase common stock at an exercise price of $2.50 per share or immediately callable by the Company if the Company's common stock trades for a period of 20 consecutive days at an average price of $3 per share or greater. The warrants expire on July 31, 2017.

For the period ended December 31, 2014 the Company issued 99,002 units of common stock for $59,250 ($0.75/unit), net of offering cost of $15,000. Each unit consisted of one share of common stock and two warrants to purchase common stock for a total of 99,002 shares of common stock and 198,004 warrants to purchase common stock at an exercise price of $2.50 per share or immediately callable by the Company if the Company's common stock trades for a period of 20 consecutive days at an average price of $3 per share or greater. The warrants expire on July 31, 2017.

(B) In kind contribution of services

For the nine months ended September 30, 2015, the Company recorded $23,142 as in kind contribution of services provided by President and Vice President of the Company (See Note 7).

(C) Warrants

The following tables summarize all warrant grants for the nine months ended September 30, 2015, and the related changes during the period are presented below.

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

(UNAUDITED)

		Weighted
		Average
	Number of	Exercise
	Warrants	Price
Warrants
Balance at January 18, 2014	-	$-
Granted	198,004	2.50
Exercised	-	-
Forfeited	-	-
Balance at December 31, 2014	198,004	2.50

Granted	286,676	2.50
Exercised	-	-
Forfeited	-	-
Balance at September 30, 2015	484,680	2.50

Warrants exercisable at September 30, 2015	484,680	$2.50

484,678 of the total warrants outstanding are fully vested, exercisable and non-forfeitable.

(D) Common Stock Issued for Acquisition of an Entity Under Common Control

On May 29, 2014, the Company entered into a Membership Interest Purchase Agreement with Your Hometown Deli, LLC. The Company was deemed to have issued 5,000,000 shares of common stock to Your Hometown Deli, LLC members. The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost of $275 (See Note 1(A) and 7).

NOTE 6	COMMITMENTS AND CONTINGENCIES

(A) Consulting Agreement

On August 1, 2014, the Company entered into a consulting agreement with an entity related to one of our officers, to receive administrative and other miscellaneous services. The Company is required to pay $8,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement. During the nine months ended September 30, 2015, the Company paid $72,000 in consulting fees under the agreement.

(B) Operating Lease Agreement

On July 1, 2014, the Company entered into a five-year non-cancelable operating lease with a related party for its store space at a monthly rate of $500. As of December 31, 2014, the operating lease agreement has not been fully executed. The rent payments will commence 30 days after the store opens. On September 21, 2015, the Company executed the lease and opened the store on October 14, 2015. As of September 30, 2015, the store was not opened and no rent payment was due (See Note 7).

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

(UNAUDITED)

NOTE 7	RELATED PARTY TRANSACTIONS

On August 1, 2014, the Company entered into a consulting agreement with an entity related to one of our Officers to receive administrative and other miscellaneous services. The Company is required to pay $8,000 a month. The agreement is to remain in effect unless either party desires to cancel the agreement (see Note 6(A)). During the nine months ended September 30, 2015, the Company paid $72,000 in consulting fees under the agreement.

On May 29, 2014, the Company entered into a Membership Interest Purchase Agreement with Your Hometown Deli, LLC. The Company was deemed to have issued 5,000,000 shares of common stock to Your Hometown Deli, LLC members. The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost of $275. (See Note 5(D)).

On July 1, 2014, the Company entered into a five-year non-cancelable operating lease with a related party for its store space at a monthly rate of $500. The rent payments will commence 30 days after the store opens. As of September 30, 2015, the store was not opened and no rent payment was due. On September 21, 2015, the Company executed the lease and opened the store on October 14, 2015. Company was granted an extension to begin paying rent starting on January 1, 2016 (see Note 6(B)).

On October 16, 2014, the Company entered into an unsecured promissory note with a related party in the amount of $2,000. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on demand (See Note 4).

On November 21, 2014, the Company received an unsecured promissory note from a related party in exchange for $2,500. Pursuant to the terms of the note, the note is non-interest bearing and due on demand (See Note 3).

For the nine months ended September 30, 2015, the Company recorded $23,142 as in kind contribution of services provided by President and Vice President of the Company (See Note 5(B)).

NOTE 8	GOING CONCERN

As reflected in the accompanying financial statements, the Company used cash in operations of $91,641 and has a net loss of $133,050 for the nine months ended September 30, 2015. In addition, the Company has not generated any revenues from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

HOMETOWN INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

(UNAUDITED)

NOTE 9	SUBSEQUENT EVENTS

On November 9, 2015, the Company received an unsecured promissory note from a related party in exchange for $20,000. Pursuant to terms of the note, the note is bearing an interest at 10% and due on November 9, 2016.

On November 12, 2015, the Company received an unsecured promissory note from a related party in exchange for $20,000. Pursuant to the terms of note, the note is bearing interest at 10% and due on November 12, 2016.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 12, 2015 the date the financial statements were issued.

HOMETOWN INTERNATIONAL, INC.

727,020 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___________.

PART II  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$250
Transfer Agent Fees	$2,000
Accounting fees and expenses	$25,000
Legal fees and expense	$35,000
Miscellaneous	$15,000
Total	$77,250

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On May 29, 2014, the Company entered into a Membership Interest Purchase Agreement with Your Hometown Deli, LLC. The Company was deemed to have issued 5,000,000 shares of common stock as founder’s shares to the members of Your Hometown Deli, LLC, with Mr. Paul F. Morina, who has been our President, CEO, CFO and Director since the inception of the Company and Ms. Christine T. Lindenmuth, who has been our Vice President and Director since the inception of the Company, each receive 2,500,000 shares pursuant to their membership interest in Your Hometown Deli, LLC. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended.

In October 2015, we closed a Regulation D Rule 506 offering for which we sold a total of 242,340 shares of Common Stock and 484,680 shares of Common Stock underlying the Warrants to 34 investors, at a price per Unit of $0.75 for an aggregate purchase price of $181,755.  The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT
NUMBER	DESCRIPTION
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. (1)
10.1	Membership Interest Purchase Agreement dated May 29, 2014 among Paul F. Morina, Christine Lindenmuth and the Company (1)
10.2	Form of Subscription Agreement (1)
10.3	Lease Agreement dated July 1, 2014 by and between Mantua Creek Group, LLC and Your Hometown Deli, LLC (1)
10.4	Rent extension granted by Mantua Creek Group, LLC to Your Hometown Deli, LLC (1)
21.1	List of Subsidiary (1)
23.1	Consent of Liggett & Webb, P.A
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (filed as Exhibit 5.1)

(1) previously filed.

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Paulsboro, New Jersey on January 11, 2016.

HOMETOWN INTERNATIONAL, INC.

By:	/s/Paul F. Morina
Paul F. Morina
President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Paul F. Morina	President, Chief Executive Officer,	January 11, 2016
Paul F. Morina	Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)

Signature	Title	Date

/s/Christine Lindenmuth	Director	January 11, 2016
Christine Lindenmuth

Signature	Title	Date

/s/Beth Floyd	Secretary	January 11, 2016
Beth Flyod

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